CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-195587, 333-62155, 333-26961, 333-26963, 333-86983, 333-86985, 333-75524, 333-97121, 333-104701, 333-115044, 333-127161, 333-136241, 333-142575, 333-154965, 333-174375, 333-178497, and 333-178775) and the Registration Statements on Form S-3 (Nos. 333-182983 and 333-190280) of our report dated February 11, 2015, relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
February 11, 2015